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                 AIRCRAFT TIME SHARING AGREEMENT

      THIS AIRCRAFT TIME SHARING AGREEMENT (the "AGREEMENT") is made and entered into as of this 10th day of August, 2006 by and between Citiflight, Inc., a corporation existing under the laws of the State of Delaware ("OPERATOR"), and Robert Rubin, an individual ("LESSEE"), who together are sometimes also referred to herein individually as a "PARTY" or collectively as the "PARTIES."

                                   WITNESSETH:

      WHEREAS, Operator has possession and ownership of the aircraft described in Section 20 of this agreement (individually and collectively, the "Aircraft");

      WHEREAS, Operator desires to lease from time-to-time the Aircraft to Lessee for Lessee's use on a time sharing basis in accordance with 91.501 of the FAA's federal aviation regulations, 14 C.F.R. Parts 1-199 as amended (the "FARS");

      WHEREAS, Operator employs fully qualified flight crews to operate the Aircraft on such basis; and

      WHEREAS, subject to the terms and conditions herein, Lessee desires to lease Operator's Aircraft with flight crew supplied by Operator on a time sharing basis;

      NOW THEREFORE, in consideration of the mutual covenants herein set forth, the Parties agree as follows:

      SECTION 1 PROVISION OF PROGRAM AIRCRAFT. Operator agrees to lease the Aircraft to Lessee on a time sharing basis in accordance with the provisions of Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs and solely at Operator's discretion, including, without limitation, Operator's determination of Aircraft availability according to Section 5 hereof, for the period commencing on the date of execution hereof and terminating on the earlier of (1) the first anniversary hereof; (2) the date the Parties elect to terminate this Agreement as hereinafter provided; or (3) a final determination that there has been a total loss of all of the Aircraft (the "TERM"); provided, however, that
(x) this Agreement shall be extended automatically on a year to year basis following the first (1st) anniversary hereof; (y) either Party shall have the right and option to cancel this Agreement at any time upon thirty (30) days prior written notice to the other Party for any reason or for no reason; and (z) this Agreement shall automatically terminate on the date that Lessee ceases to be employed by Operator, whether as a result of resignation, retirement, death or other termination, provided, however, that the Term shall be extended to permit the Lessee or Lessee's invitees to complete any previously scheduled return flight for which the initial flight was begun during the Term.

AIRCRAFT TIME SHARING AGREEMENT__   PAGE 1 OF 7

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      SECTION 2 REIMBURSEMENT OF EXPENSES. For each flight conducted under this
Agreement, Lessee shall pay Operator an amount (as determined by Operator) equal to the sum of the expenses of operating such flight that is permitted by FAR 91.501(d), i.e. an amount not to exceed the sum of the expenses set forth in subparagraphs (a)-(j) below for each such flight:

      (a)   Fuel, oil, lubricants, and other additives;

      (b) Travel expenses of the crew, including food, lodging, and ground transportation;

      (c) Hangar and tie-down costs away from the Program Aircraft's base of operation;

      (d)   Insurance obtained for the specific flight;

      (e)   Landing fees, airport taxes, and similar assessments;

      (f) Customs, foreign permit, and similar fees directly related to the flight;

      (g)   In-flight food and beverages;

      (h)   Passenger ground transportation;

      (i)   Flight planning and weather contract services; and

      (j) An additional charge equal to one hundred percent (100%) of the expenses listed in subparagraph (a) above.

      SECTION 3 INVOICING AND PAYMENT. All payments to be made to Operator by Lessee hereunder (regardless of the manner in which such payments are calculated pursuant to Section 2 above) shall be limited to the categories of costs identified in Items (a) through (j) of Section 2 above. Operator will pay all expenses related to the operations of the Aircraft hereunder (including all those listed in clauses (a) through (i) of Section 2 above) in the ordinary course of operator's business. Operator shall provide to Lessee an invoice for the appropriate amount to be charged as specified in Section 2 above for each flight Lessee and his guests have taken under this Agreement (plus domestic or international air transportation excise taxes, as applicable, imposed on Lessee and his guests by the Internal Revenue Code for collection by Operator) (the "TIME SHARING INVOICE"). Operator shall issue the Time Sharing Invoice within fifteen (15) days after the completion of said flight or flights. Lessee shall pay Operator the full amount of such Time Sharing Invoice within thirty (30) days of the date of that invoice.

      SECTION 4 FLIGHT REQUESTS. Lessee will provide Operator with flight requests and proposed flight schedules as far in advance as possible, and in any case at least twenty-four (24) hours in advance of Lessee's desired departure, and Operator shall in turn coordinate said flight requests. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the Parties. In addition to proposed schedules and departure times, Lessee shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by Operator or its flight crew:

      (a)   departure point;

      (b)   destination;

      (c)   date and time of flight;

      (d)   number and identity of anticipated passengers;

      (e)   nature and extent of luggage and/or cargo to be carried;

      (f)   date and time of return flight, if any; and

      (g) any other information concerning the proposed flight that may be pertinent to or required by Operator or its flight crew.

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      SECTION 5 AIRCRAFT SCHEDULING. As between Operator and Lessee, Operator shall have final authority and discretion over all scheduling of the Aircraft, and Operator shall, at no time, be under any obligation to provide the Aircraft to Lessee for a particular flight or series of flights.

      SECTION 6 AIRCRAFT MAINTENANCE. As between Operator and Lessee, Operator shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance, and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless, in the sole discretion of Operator and the pilot-in-command, such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements.

      SECTION 7 FLIGHT CREW. Operator shall employ, pay for and provide a qualified flight crew for all flight operations under this Agreement.

      SECTION 8 OPERATIONAL AUTHORITY AND CONTROL. OPERATOR SHALL BE RESPONSIBLE FOR THE PHYSICAL AND TECHNICAL OPERATION OF THE AIRCRAFT AND THE SAFE PERFORMANCE OF ALL FLIGHTS, AND SHALL RETAIN FULL AUTHORITY AND CONTROL, INCLUDING EXCLUSIVE OPERATIONAL CONTROL, AND POSSESSION OF THE AIRCRAFT AT ALL TIMES AT WHICH THE AIRCRAFT IS BEING OPERATED ON BEHALF OF LESSEE PURSUANT TO THIS AGREEMENT. In accordance with applicable FARs, the qualified flight crew provided by Operator will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damage or delay. The Parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason or no reason including, without limitation, circumstances when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances within or beyond Operator's reasonable control.

      SECTION 9 INSURANCE.

            SECTION 9.1 BASIC INSURANCE. Operator will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance with respect to the Aircraft, naming Lessee as an additional insured, in an amount at

AIRCRAFT TIME SHARING AGREEMENT__   PAGE 3 OF 7

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least equal to $300,000,000 combined single limit for bodily injury to or death of persons (including passengers) and property damage liability.

            SECTION 9.2 ADDITIONAL INSURANCE. Operator shall use reasonable efforts to procure such additional insurance coverage as Lessee may reasonably request naming Lessee as an additional insured; provided that the additional premium for such insurance is invoiced on a flight-by-flight basis and paid for by Lessee.

      SECTION 10 TAX INDEMNITY; FET. Lessee agrees to pay when due and assume liability for, and indemnify and hold harmless Operator concerning all claims of any kind whatsoever asserted by any person in the nature of, taxes which are incurred by Lessee (or his guests) through his (or their) use of the Aircraft under this Agreement. Operator agrees to collect and remit for the benefit of Lessee any "federal excise tax" or "FET" imposed under IRC Sections 4261 resulting from Lessee's (or his guests') use of the Aircraft under this Agreement; provided, however, that such agreement shall in no way relieve Lessee of his duty to indemnify Operator for any and all taxes as described in the sentence immediately above.

      SECTION 11 WARRANTIES. Lessee warrants that:

            SECTION 11.1 NO COMMERCIAL USE. Lessee will use the Aircraft under this Agreement for, and only for, his own account, including the carriage of his guests, and will not use the Aircraft for purposes of providing transportation of passengers or cargo in air commerce for compensation or hire as a commercial operator or air carrier.

            SECTION 11.2 NO LIENS. Lessee will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his action or inaction, and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or Operator's rights hereunder.

            SECTION 11.3 LAWS. During the term of this Agreement, Lessee will abide by and conform to all laws, orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft under a time sharing arrangement.

      SECTION 12 NOTICES AND COMMUNICATIONS. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 4) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by telefax (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

      If to Operator:

             Citiflight, Inc.
             Hangar E-2 29 Tower Road, White Plains,
             New York, 10604
             Attn:  William McNamee

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             Telephone:  [Redacted]
             Facsimile:  [Redacted]

      If to Lessee:
             Robert Rubin
             C/O Citigroup Inc.
             399 Park Avenue
             New York, NY 10022
             Telephone: [Redacted]
             Facsimile: [Redacted]

or to such other person or address as either Party may from time to time designate in writing to the other Party.

      SECTION 13 FURTHER ACTS. Operator and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the Parties.

      SECTION 14 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any Party's interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the Parties, their heirs, representatives and successors.

      SECTION 15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

      SECTION 16 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

      SECTION 17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and via facsimile, and each counterpart shall for all purposes be deemed to be an original.

      SECTION 18 AMENDMENT OR MODIFICATION. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the Parties hereto.

      SECTION 19 TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:

            (a) OPERATOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING

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THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE
FEDERAL AVIATION REGULATIONS, EXCEPT TO THE EXTENT THE AIRCRAFT IS LESS THAN 12 MONTHS OLD, AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT'S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

            (b) OPERATOR AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH THE APPLICABLE FEDERAL AVIATION REGULATIONS.

            (c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. OPERATOR FURTHER CERTIFIES THAT IT WILL SEND, OR CAUSE TO BE SENT, A TRUE COPY OF THIS AGREEMENT
TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN. TECHNICAL SECTION (AVN-450), P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY SECTION 91.23(c)(1) OF THE FEDERAL AVIATION REGULATIONS.

SECTION 20 DESCRIPTION OF AIRCRAFT

Type of Aircraft                    US Registration Number              Manufacturer's Serial Number
-----------------                   ----------------------              ----------------------------
Bombardier Global Express           N399GS                              9074
Bombardier Global Express           N316GS                              9075
Dassault Falcon 2000                N390GS                              021
Dassault Falcon 900EX               N388GS                              055
Dassault Falcon 900EX               N588GS                              104
Sikorsky S-76C                      N399KK                              760550

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written. The persons signing below warrant their authority to sign.

COMPANY                                       PERSON

By:  /s/ William McNamee                      /s/ Robert Rubin
    -----------------------                   ----------------------
Name: William McNamee                         Name: Robert Rubin
Title:    President

By:  /s/ Alan Goldstein
    -----------------------
Name:  Alan Goldstein
Title: Treasurer

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